SCHEDULE 14C INFORMATION

             Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934

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                                BIONUTRICS, INC.
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                (Name of Registrant as Specified in Its Charter)

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                                BIONUTRICS, INC.

                             2575 E. Camelback Road,
                                    Suite 450
                             Phoenix, Arizona 85016
                                 (602) 508-0112

                              INFORMATION STATEMENT

         We are furnishing this Information Statement to holders of our common stock in connection with the previous approval by our Board of Directors of the amendment to our Articles of Incorporation to change our name to Synovics Pharmaceuticals, Inc., and the subsequent approval of the amendment by written consent of a majority vote of our stockholders. As all corporate approvals required in connection with this matter have been obtained, this Information Statement is furnished solely for the purpose of informing stockholders of this corporate action in the manner required by the Securities Exchange Act of 1934 and by Title 7, Section 78.390 of the Nevada law.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         The record date for determining stockholders entitled to receive this Information Statement has been established as the close of business on January 31, 2006. As of the close of business on such date, there were 22,601,725 shares of our Common Stock, par value $.001 per share, issued and outstanding and 591,850 shares of our non-voting preferred stock, par value $.001 per share, issued and outstanding. Each share of our Common Stock entitles its holder to one vote on all matters submitted to a vote of the stockholders. The Preferred Stock does not have a right to vote on this matter. In accordance with the provisions of our Articles of Incorporation and Nevada Law, the corporate action described in this Information Statement was approved by the holders of a majority of the outstanding shares of Common Stock.

CHANGE OF NAME

         On January 31, 2006, our Directors unanimously approved an amendment to our Articles of Incorporation changing the corporate name to Synovics Pharmaceuticals, Inc. The Board believes that the new name is more indicative of the evolving focus of the Company from a nutraceuticals company to a specialty pharmaceutical company.

         On January 31, 2006, record and beneficial holders of 15,953,835 shares of Common Stock, 70.33% of the outstanding shares, gave their written consent to approval of the amendment, representing a majority of the outstanding shares required to approve the amendment.


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NO DISSENTERS' RIGHTS

         The corporate action described in this Information Statement will not afford our stockholders the opportunity to dissent from the action described in this Information Statement or to receive an agreed or judicially appraised value for their shares of common stock as a result of such action.

             SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

         The following table provides you with certain information, as of January 31, 2006, regarding the beneficial ownership of our common stock by:

         o each person whom we believe beneficially owns more than 5% of our outstanding voting stock;

         o   each executive officer and director; and

         o   all our executive officers and directors as a group.

         In accordance with the rules promulgated by the Securities and Exchange Commission, the ownership includes shares currently owned as well as shares which the named person has the right to acquire beneficial ownership of within 60 days, including through the exercise of options, warrants or other rights, or through the conversion of a security. Accordingly, one or more persons may be deemed to be a beneficial owner of the same securities. Except as otherwise indicated, and subject to community property laws where applicable, each stockholder listed below has sole voting and investment power of the shares beneficially owned by that person.

BENEFICIAL OWNER AS OF OCTOBER 31, 2005              AMOUNT
NAME OF BENEFICIAL OWNER                             OWNED(2)     PERCENT
------------------------                             --------     -------

DIRECTORS AND NAMED EXECUTIVE OFFICERS(1):

Ronald H. Lane, Ph.D.(3)                               3,951,835    17.42%

Richard M. Feldheim (4)                                  406,529     1.79%

William M. McCormick (5)                                 551,834     2.43%

Nirmal Mulye (6)                                      12,002,000    52.91%

Executive officers and directors as a group
(5 persons)                                           16,912,198       74.56%

OTHER 5% STOCKHOLDERS:

Nalin Rathod (7)                                       1,854,661     8.18%



 (1) Except as indicated, and subject to community property laws when applicable, the persons named in the table above have sole voting and investment power and with respect to all shares of common stock shown as beneficially owned by them.


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(2) Includes  shares of common stock issuable to the identified  person pursuant to stock options or warrants that may be exercised within 60 days after October 31, 2005. In calculating the percentage of ownership, such shares are deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by any other stockholders.

(3) Includes 3,403,638 shares held of record by R.H. Lane Limited Partnership of which Dr. Lane is a general partner and 91,000 shares of common stock issuable upon exercise of stock options. Mr. Lane shares voting power over these shares with Richard M. Feldheim, a general partner. Dr. Lane disclaims beneficial ownership of 60,000 shares held by such partnership for the benefit of other partners and 180,000 shares held by the partnership for the benefit of his wife.

(4) Includes 3,966 shares held of record by Abby's, Inc., a corporation controlled by Mr. Feldheim, 401,563 shares held of record by the R. M. Feldheim Limited Partnership of which Mr. Feldheim is the general partner and 1,000 shares of common stock issuable upon exercise of stock options. Does not include 3,403,638 shares held by R.H. Lane Limited Partnership for the benefit of other partners. The referenced person shares voting power over the shares held by Abby's, Inc. and R.H. Lane Limited Partnership.

(5) Includes 120,000 shares issuable upon exercise of warrants and 21,000 shares of common stock issuable upon exercise of stock options. Also includes 10,000 shares held by Mr. McCormick's wife and 7,000 shares held by Mr. McCormick's minor children, of which shares he disclaims beneficial ownership.

(6) Includes 12,000,000 shares held of record by Nostrum Pharmaceuticals, Inc, a corporation controlled by Mr. Mulye. Also includes 2,000 shares held by Mr. Mulye's wife, of which he disclaims beneficial ownership.

(7) Includes 1,749,500 shares held of record by Asia Pacific Investment Holdings Ltd, 30,000 shares held of record by Macropower Development Ltd., and 14,286 shares held of record by Technology Resources & Investments Ltd, all corporations controlled by Mr. Rathod. Also includes 20,000 shares held in the street name CEDE & Co. and 40,875 shares held in the Indian Bank Depository Trust.

                                      By Order of your Board of Directors,

                                               /s/ Ronald H. Lane